UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2007

PIONEER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 000-31230

DELAWARE	06-1215192

(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS 77002
(Address of principal executive offices) (Zip Code)

Registrants telephone number, including area code: (713) 570-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Pursuant to Section 3.05(b) of the Indenture (the “Indenture”) dated as of March 26, 2007 between Pioneer Companies, Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the Company’s 2.75% Convertible Senior Subordinated Notes due 2027 (the “Notes”), the Company is required to provide notice (a “Company Repurchase Notice”) to the holders of the Notes, the Trustee and the Paying Agent of the occurrence of a Designated Event (as defined in the Indenture) and of the repurchase right at the option of the holders of the Notes arising as a result of the Designated Event no later than the tenth business day after the occurrence of the Designated Event. On September 17, 2007, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated May 20, 2007, among the Company, Olin Corporation and Princeton Merger Corp., the Company provided a Company Repurchase Notice, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Company Repurchase Notice dated September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: September 17, 2007

PIONEER COMPANIES, INC.

By:	/s/ George H. Pain
Name: George H. Pain
Title: Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Company Repurchase Notice dated September 17, 2007.